UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 10, 2015

MTS SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-2382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

MTS Systems Corporation (the “Company”) held its annual meeting of shareholders on February 10, 2015 (the “Annual Meeting”). A total of 14,290,992 shares of the Common Stock, representing approximately 95% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by proxy at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:

Proposal 1. All of the nine nominees for director were elected to serve until the next annual meeting of shareholders or until their successors are duly elected. The result of the votes to elect the nine directors was as follows:

Name	For	Withheld
David J. Anderson	13,040,233	24,386
Jeffrey A. Graves	12,895,140	169,479
David D. Johnson	13,040,215	24,404
Emily M. Liggett	12,938,280	126,339
Randy J. Martinez	13,039,762	24,857
Barb J. Samardzich	12,828,994	235,625
Michael V. Schrock	13,039,953	24,666
Gail P. Steinel	13,034,658	29,961
Chun Hung (Kenneth) Yu	13,010,872	53,747

Proposal 2. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2015 was ratified by the vote set forth below.

For	Against	Abstain
14,209,880	78,613	2,499

Proposal 3. The compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting was approved on an advisory basis by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
12,755,979	292,982	15,658	1,226,373

Proposal 4. The Company’s Variable Compensation Plan was approved by the vote set forth below.

For	Against	Abstain	Broker Non-Votes
12,761,557	286,977	16,085	1,226,373

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION (Registrant)

Date: February 12, 2015	By:	/s/ Jeffrey P. Oldenkamp
Jeffrey P. Oldenkamp Senior Vice President and Chief Financial Officer

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